Exhibit 99.1

For Immediate Release

TIME WARNER CABLE COMMENTS ON CHARTER COMMUNICATION’S

NOMINATION OF DIRECTORS FOR ELECTION AT 2014 ANNUAL MEETING

NEW YORK, February 11, 2014 – Time Warner Cable Inc. (NYSE: TWC) today issued the following statement in response to receipt of notice that Charter Communications (NASDAQ: CHTR) is seeking control of the Time Warner Cable Board by nominating 13 directors for election at the 2014 Annual Meeting of Stockholders. Charter previously made a proposal to acquire Time Warner Cable for $82.54 in cash and 0.372 CHTR share per TWC share, which was unanimously rejected as grossly inadequate by Time Warner Cable’s Board of Directors.

Rob Marcus, Time Warner Cable’s Chairman and Chief Executive Officer, said: “It is clear that Charter is nominating a slate of directors for the sole purpose of pressuring our Board into accepting the same lowball offer that it previously considered and unanimously rejected. Our Board remains focused on maximizing shareholder value. We are confident in our strategic plan, which was detailed publicly on January 30, and we are not going to let Charter steal the company.”

Morgan Stanley, Allen & Company, Citigroup and Centerview are financial advisors to Time Warner Cable and its Board of Directors, and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Skadden, Arps, Slate, Meagher & Flom LLP are legal advisors.

About Time Warner Cable

Time Warner Cable Inc. (NYSE: TWC) is among the largest providers of video, high-speed data and voice services in the United States, connecting 15 million customers to entertainment, information and each other. Time Warner Cable Business Class offers data, video and voice services to businesses of all sizes, cell tower backhaul services to wireless carriers and enterprise-class, cloud-enabled hosting, managed applications and services. Time Warner Cable Media, the advertising arm of Time Warner Cable, offers national, regional and local companies innovative advertising solutions. More information about the services of Time Warner Cable is available at www.twc.com, www.twcbc.com and www.twcmedia.com.

###

Time Warner Cable

Corporate Communications

Ellen East, 212-364-8228

Bobby Amirshahi, 212-364-8292

Investor Relations

Tom Robey, 212-364-8218

Laraine Mancini, 212-364-8202

Sard Verbinnen & Co.

George Sard/Paul Verbinnen

212-687-8080

ADDITIONAL INFORMATION

Time Warner Cable expects to file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and to provide any definitive proxy statement to its security holders. INVESTORS AND SECURITY HOLDERS OF TIME WARNER CABLE ARE URGED TO READ THIS DOCUMENT AND ANY OTHER DOCUMENTS FILED BY TIME WARNER CABLE WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (when available) and any other documents filed with the SEC by Time Warner Cable through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Time Warner Cable and certain of its directors and executive officers may be deemed to be participants in a solicitation under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Time Warner Cable’s directors and executive officers in Time Warner Cable’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 15, 2013, and its proxy statement for the 2013 Annual Meeting, which was filed with the SEC on April 4, 2013. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

FORWARD LOOKING STATEMENTS AND DISCLAIMERS

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and we intend that all such statements be covered by the safe harbor provisions of the federal securities laws. Statements herein regarding future financial and operating results and any other statements about future expectations constitute “forward-looking statements.” These forward-looking statements may be identified by words such as “believe,” “expects,” “anticipates,” “projects,” “intends,” “should,” “estimates” or similar expressions. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Time Warner Cable. More detailed information about these factors may be found in filings by Time Warner Cable with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Time Warner Cable is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.